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                                                                   Exhibit 10.67

                                  TARSAP AWARD



                          HARRAH'S ENTERTAINMENT, INC.
                           1990 Restricted Stock Plan
                 PARTICIPATION AWARD PURSUANT TO TARSAP PROGRAM


THIS CERTIFIES THAT the Human Resources Committee of the Board of Directors of Harrah's Entertainment, Inc. has awarded [number] shares of restricted stock to [Name] in accordance with the Company's 1990 Restricted Stock Plan, as amended.

Original Grant Date:  December 12, 1996


These shares will vest 100% on January 1, 2002 provided the participant continues in active employment with the Company or its direct or indirect subsidiaries until January 1, 2002. If such active employment terminates prior to January 1 of the year of the vesting date (whether longevity vesting or performance vesting) including termination due to death, retirement or voluntary or involuntary termination, all unvested shares will be forfeited and returned to the Restricted Stock Plan.

These shares will be eligible for potential earlier annual vesting increments on March 1, 1999, March 1, 2000 and March 1, 2001 if the Company achieves financial targets to be recommended by the Human Resources Committee and approved by the Board of Directors at a later date. These targets and potential vesting increments will be set forth in a performance vesting schedule, which will be subject to modification upon recommendation by the Committee and approval of the Board.

Vesting of these shares upon a Change in Control (as defined in and subject to the Plan's administrative regulations) will be as follows: Upon a Change in Control prior to January 1, 1998, 50% of the unvested shares will vest and 50% will be forfeited. Upon a Change in Control on or after January 1, 1998, 100% of the unvested shares will vest similar to other restricted stock upon a Change in Control.

This award is subject to the terms and conditions of the Company's 1990 Restricted Stock Plan, as it may be amended from time to time, and is further subject to the terms of the TARSAP Program approved by the Human Resources Committee. A brief summary of certain of the terms and conditions that apply to this



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award is on the reverse side of this award. This document  constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.


DATED as of this 12th day of December, 1996.
                 ----        --------  ----

                                       HARRAH'S ENTERTAINMENT, INC.




/s/ Rebecca W. Ballou                  /s/ Philip G. Satre
----------------------                 -----------------------------
Secretary                              President and Chief Executive
                                       Officer





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                          SUMMARY OF CERTAIN CONDITIONS
                          -----------------------------


1. The stock certificates representing this award will be held by the Company until the restrictions are lifed.

2. During the restricted period, the shares may not be sold, assigned, pledged, encumbered or used as collateral for a loan. After the shares vest, the stock certificates representing such shares may contain a restrictive legend as required by law.

3. The rights of the participants are not transferable other than by will or the laws of descent and distribution in accordance with the Plan's provisions.

4. The participant will be entitled to vote and receive dividends on the restricted shares.

5. ALL TERMS AND CONDITIONS OF THE HARRAH'S ENTERTAINMENT, INC. 1990 RESTRICTED STOCK PLAN AND THE ADMINISTRATIVE REGULATIONS THEREUNDER,
         AS AMENDED FROM TIME TO TIME SUBJECT TO THE TARSAP PROGRAM APPROVED BY THE HUMAN RESOURCES COMMITTEE ON DECEMBER 12, 1996, AS SUCH PROGRAM MAY BE AMENDED FROM TIME TO TIME, ARE INCORPORATED HEREIN BY REFERENCE.
         ANY CONFLICT OR QUESTION OF INTERPRETATION SHALL BE GOVERNED BY THE PROVISIONS OF THE PLAN, THE PLAN'S ADMINISTRATIVE REGULATIONS SUBJECT TO THE TARSAP PROGRAM AND THE DECISIONS OF THE HUMAN RESOURCES COMMITTEE.